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                                                                Exhibit 3(ii)(b)


                        R. R. DONNELLEY & SONS COMPANY
                             AMENDMENT TO BY-LAWS
                          ADOPTED SEPTEMBER 29, 1995



RESOLVED, that Section 3.2 of the Company's By-Laws be and hereby is amended, effective immediately, to delete the first sentence thereof and substitute the following therefor:

      "The number of Directors which shall constitute the whole Board shall be fourteen (14) of whom five (5) shall be Directors of the First Class, five
      (5) shall be Directors of the Second Class and four (4) shall be Directors of the Third Class."

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                        R. R. DONNELLEY & SONS COMPANY
                             AMENDMENT TO BY-LAWS
                           ADOPTED OCTOBER 26, 1995


The By-Laws of said corporation were amended by the Board of Directors at a meeting held on October 26, 1995, at which meeting a quorum was present and acting throughout, such that the wording "three, four or five" in the first sentence of Sections 3.10, 3.11, 3.12, 3.13 and 3.14 of the Company's By-Laws was amended to read "not fewer than three nor more than seven".

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